UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2005

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21052	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 28, 2005, Jarden Corporation (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") to acquire through a newly formed wholly owned subsidiary (the "Acquisition") all of the equity interests of The Holmes Group, Inc.("THG") upon the terms and subject to the conditions contained in the Merger Agreement. The aggregate purchase price for 100% of THG's common stock is approximately $625 million, subject to certain adjustments as set forth in the Merger Agreement, consisting of approximately $420 million in cash (which will include certain indebtedness of THG to be repaid at closing) and 4.1 million shares of Jarden common stock (before giving effect to a contemplated 3 for 2 stock split to be distributed to Jarden stockholders on July 11, 2005).

THG is a leading manufacturer and distributor of select home environment and small kitchen electrics under well-recognized consumer brands, including Bionaire(R), Crock-Pot(R), Harmony(R), Holmes(R), Patton(R), Rival(R), Seal-a-Meal(R) and White Mountain(TM).

The Company intends to close the acquisition during the third quarter of 2005, subject to customary conditions set forth in the Merger Agreement. The Company's waiting period for Hart-Scott-Rodino approval has already expired.

The cash portion of the merger consideration will be financed through a combination of available cash and a $350 million add on to the Company's senior secured term loan B Facility (the "Debt Financing"). Citigroup Global Markets and CIBC World Markets will act as lead arrangers of the financing.

No assurances can be given that the Acquisition will be consummated or, if such Acquisition is consummated, as to the final terms of such Acquisition. A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

Item 7.01    Regulation FD Disclosure

The following information is being furnished under Item 7.01 "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In connection with the terms of Debt Financing, the Company intends to provide potential senior lenders in the Debt Financing with the THG Financial Statements (as defined below).

The Company will provide the lenders with the following (collectively, the "THG Financial Statements"):

•	Unaudited Consolidated Balance Sheet at December 31, 2004 and December 31, 2003;

•	Unaudited Consolidated Statements of Operations for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002;

•	Unaudited Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002;

•	Unaudited Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002;

•	Unaudited Consolidated Statements of Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002; and

•	Notes to Unaudited Consolidated Financial Statements.

The THG Financial Statements are based on audited financial statements of THG but are being furnished as unaudited for purposes of this Regulation FD Disclosure. The Company will file audited historical THG financial statements following completion of the Acquisition as required by the relevant Form 8-K rules.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
2.1	Agreement and Plan of Merger dated as of June 28, 2005 among Jarden Corporation, JCS/THG, LLC, The Holmes Group, Inc., Berkshire Investors, LLC, Berkshire Fund IV, Limited Partnership, Berkshire Fund V, Limited Partnership, Jordan A. Kahn, The Jordan A. Kahn Family Limited Partnership and the other parties on the signature pages thereto.
99.1	THG Financial Statements (as defined above)*

*	The following information is being furnished under Item 7.01. This information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2005	JARDEN CORPORATION
	By:	/s/ Desiree DeStefano
Name: Desiree DeStefano Title: Executive Vice President of Finance

EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger dated as of June 28, 2005 among Jarden Corporation, JCS/THG, LLC, The Holmes Group, Inc., Berkshire Investors, LLC, Berkshire Fund IV, Limited Partnership, Berkshire Fund V, Limited Partnership, Jordan A. Kahn, The Jordan A. Kahn Family Limited Partnership and the other parties on the signature pages thereto.
99.1	THG Financial Statements (as defined above)*

*	The following information is being furnished under Item 7.01. This information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.